Exhibit 23.2

CONSENT OF DATA & CONSULTING SERVICES

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, Data & Consulting Services Division of Schlumberger Technology Corporation hereby consents to the inclusion or incorporation by reference in the registration statement on Form S-8 (File No. 333-149190), the registration statement on Form S-3 (No. 333-159888), the registration statement on Form S-3/A (No. 333-153579), and the registration statement on Form S-4 (No. 333-171773) of BreitBurn Energy Partners L.P. of information from our firm’s reserve report dated 28 January 2011, entitled Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2010 Executive Summary, which information has been included or incorporated by reference in such registration statements in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading “Experts” in such registration statements.

SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ Charles M. Boyer II, PG
Charles M. Boyer II, PG Advisor Unconventional Reservoirs Pittsburgh Consulting Services Pittsburgh, Pennsylvania

February 7, 2011